DRIFTWOOD VENTURES, INC.

NOTE PURCHASE AGREEMENT

September 26, 2008

DRIFTWOOD VENTURES, INC.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of September 26, 2008 (the “Effective Date”) by and among DRIFTWOOD VENTURES, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITAL

WHEREAS, the Company has requested that the Purchasers make loans to the Company in the aggregate principal amount of up to $5,000,000;

WHEREAS, as partial inducement to make such loans to the Company, the Company desires to issue to the Purchasers an aggregate of up to 4,545,455 warrants to purchase common stock of the Company;

WHEREAS, the Purchasers are willing to make such loans to the Company pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, as a condition to making such loans to the Company, the Company has agreed to grant a security interest in all of its assets to secure the Company’s obligations under the Notes (as defined below); and

WHEREAS, certain capitalized terms have the meaning ascribed to such terms in Section 10 below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, severally and not jointly, intending to be legally bound, hereby agree as follows:

1. Amount and Terms of the Loans; Warrants. Subject to the terms of this Agreement, each Purchaser, severally and not jointly, agrees to lend to the Company up to that amount (the “Total Loan Amount”) set forth opposite each such Purchaser’s name under the heading “Total Loan Amount” on the Schedule of Purchasers attached hereto against the issuance and delivery by the Company of a senior secured convertible promissory note or notes in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”). The Purchasers will also receive common stock purchase warrants in the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”), which Warrants when exercised will result in the issuance of common stock of the Company as set forth therein (the “Warrant Shares”). Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser at Closing (as defined below), as partial inducement to purchase the Notes purchased by such Purchaser at Closing and against payment by such Purchaser of the amount set forth on the Schedule of Purchasers, a Warrant entitling such Lender to purchase capital stock as set forth in such Warrant.

2.	The Closing

(a) Initial Closing. The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date or at such other date and time (the “Initial Closing Date”) as the Company and holders representing at least a majority of the aggregate principal amount of Notes outstanding or, if no amounts are outstanding, Purchasers representing at least a majority of the aggregate principal amount of Notes outstanding shall agree. At the Initial Closing, (i) each Purchaser shall deliver to the Company by check or wire transfer of immediately available funds such Purchaser’s Drawdown Amount (such Purchaser’s “Drawdown Amount”) and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Drawdown Amount, and the Company agrees to issue to each Purchaser a Warrant in accordance with Section 1.

(b) Subsequent Closing(s). At any time and from time to time on or before October 15, 2008, the Company may issue additional Notes to one or more additional persons or entities (an “Additional Purchaser”) at one or more subsequent closings (each a “Subsequent Closing” and the date of closing of any Subsequent Closing, a “Subsequent Closing Date”). At each Subsequent Closing, (i) each Additional Purchaser shall deliver to the Company by check or wire transfer of immediately available funds such Purchaser’s Drawdown Amount and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser in the corresponding principal amount equal to such Purchaser’s Drawdown Amount, and the Company agrees to issue to each Purchaser a Warrant in accordance with Section 1. Each Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. At each Subsequent Closing, the representations and warranties of the Company in Section 3 hereof shall be deemed to speak as of the Initial Closing Date and the Company shall have no obligation to update any such disclosure and the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Subsequent Closing.

(c) Additional Purchaser(s). This Agreement, including without limitation, the Schedule of Purchasers, may be amended by the Company to include any Additional Purchasers upon the execution by such Additional Purchaser of a counterpart signature page hereto. Any Notes or Warrants issued pursuant to Section 2(c) shall be deemed to be “Notes” or “Warrants” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement and the Security Agreement (as hereinafter defined).

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined below).

3.2 Subsidiaries. The only subsidiary of the Company is Zoo Games, Inc. (“Zoo Games”).

3.3 Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Loan Documents (as defined below) and to carry out and perform its obligations under the terms of this Agreement and the other Loan Documents.

3.4 Authorization. All corporate action on the part of the Company, its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and each other Loan Document by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes and the Warrant Shares, and the reservation of the equity securities issuable upon conversion of the Notes (the “Note Securities”) and upon conversion of the Note Securities or exercise of the Warrants has been taken or will be taken prior to the issuance of such equity securities. This Agreement and each of the other Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.5 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the Note Securities, the Warrants, the Warrant Shares and the securities issuable upon conversion of the Note Securities, or the consummation of any other transaction contemplated hereby or by any other Loan Document have been obtained and will be effective at the Closing, other than filings required to be made after the Closing under applicable federal and state securities laws and as required to perfect the security interest granted under the Security Agreement.

3.6 Compliance with Laws. The Company has complied with all laws, statutes, rules, regulations, orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company or its operations, properties, assets, products or services, or to the conduct of its business, and is not in violation or default (or with due notice or lapse of time or both would be in violation or default) of any of the foregoing, the non-compliance or violation of which would, either individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects of the Company (a “Material Adverse Effect”). The Company has not received any notice of any violation of any laws, governmental rules, regulations or orders, judgment, decrees, injunctions or awards.

3.7 Compliance with Other Instruments. The Company is not in violation or default of any term of (1) its certificate of incorporation or by-laws or (2) any judgment, decree, order or writ binding upon the Company. Except with respect to the Note Purchase Agreement, dated as of July 7, 2008, as amended on July 15, 2008, July 31, 2008 and August 12, 2008, and the Security Agreement, dated as of July 7, 2008, as amended on August 12, 2008, each executed in favor of the purchasers set forth on the schedules of purchasers thereto in connection with the sale of senior secured convertible notes in the aggregate principal amount of $9,000,000 (the “First Financing”), for which the Company has obtained all required consents and waivers, neither the execution, delivery and performance of this Agreement or any of other Loan Document, the consummation of the transactions contemplated hereby or thereby, or the issuance and delivery of the Notes, the Warrants, the Note Securities, the Warrant Shares or any other securities of the Company upon conversion of the Note Securities will conflict with or result in a breach of or default under (or with due notice or lapse of time or both would result in a breach or default under) the Company’s certificate of incorporation or by-laws, or any statute, law, rule, regulation, judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, material agreement or instrument which is applicable to the Company or by which the Company or any of its assets is bound, or result in the creation or imposition of any Lien upon any of the assets of the Company (other than Liens pursuant to the Security Agreement), or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

3.8 Offering. The Company and its representatives have complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes, Warrants, Note Securities, Warrant Shares and securities issuable upon conversion of the Note Securities. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes, Warrants, Note Securities, Warrant Shares and securities issuable upon conversion of the Note Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.9 Litigation. There is no action, suit, claim, litigation, proceeding, arbitration, investigation or governmental inquiry, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or arbitration involving private parties (collectively, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, employee, consultant or holder of any of the securities of the Company relating to the Company or its business, which might result in a Material Adverse Effect. There are no Proceedings pending or, or to the Company’s knowledge, threatened (or any basis therefor known to the Company) which might call into question the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

3.10 Bankruptcy. The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

3.11 Agreements. Except with respect to the First Financing, for which the Company has obtained all required consents and waivers, each material written or oral contract, instrument, agreement, commitment, obligation, plan and arrangement to which the Company is a party or by which it or any of its assets is bound (the “Material Agreements”) is in full force and effect, and neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or violation of, or default under, nor is the Company aware of any reasonable basis for a claim of such breach or violation of, or default under, the terms of any Material Agreement, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute a breach or violation of, or default under, any Material Agreement by the Company, or to the knowledge of the Company, any other party thereto, in any case, which breach, violation or default could, either individually or in the aggregate, have a Material Adverse Effect. There is no anticipated or threatened default or material failure of performance or observance of any obligations or conditions contained in the Company Agreements by the Company, or, to the knowledge of the Company, by any other party thereto which could, either individually or in the aggregate, have a Material Adverse Effect. Except as contemplated in connection with the Initial Closing, the Company has not provided to, or received from, any other party to any Company Agreement, any notice of default or notice of its intention to terminate any of the Company Agreements, and, to the knowledge of the Company, does any party to any Company Agreement intend to terminate such Company Agreement prior to the scheduled expiration of term of such Company Agreement.

3.12 No Undisclosed Liabilities. Except as set forth in the Company’s filings with the Securities and Exchange Commission, the Company does not have any liabilities or obligations of any nature whatsoever, contingent or otherwise, other than liabilities incurred in the ordinary course of the Company’s business, which liabilities are not, individually or in the aggregate, material.

3.13 No Liens. There are no Liens on any of the Company’s assets, properties, interests or rights, other than the Liens from the First Financing and as contemplated by the Security Agreement, including, but not limited to, Section 4(f) thereof.

3.14. Capitalization. The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”); and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

(a) As of the close of business on September 24, 2008: (i) 37,425,756  shares of Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued or outstanding; (iii) no shares of Common Stock were held in the treasury of the Company; (iv) 25,000 shares of Common Stock were duly reserved for future issuance pursuant to stock grants pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan; (v) 2,352,677 shares of Common Stock were duly reserved for future issuance upon the exercise of options granted pursuant to the Zoo Games 2008 Long-Term Incentive Plan; and (vi) 6,047,613 shares of Common Stock were duly reserved for future issuance upon the exercise of common stock purchase warrants. Except as described above or in the forms, reports and documents required to be filed by the Company with the Securities Exchange Commission, as of such date, there were no shares of voting or non-voting capital stock, equity interests or other securities of the Company authorized, issued, reserved for issuance or otherwise outstanding. Except as described above or in , there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company is a party or bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any person.

(b) The Warrant Shares will be, when issued in accordance with the terms of the Warrants, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or similar rights.

(c) There are sufficient shares of Common Stock available for issuance by the Company to perform its obligations under the Warrants.”

4.	Representations and Warranties of the Purchasers

Each Purchaser severally, but not jointly, represents and warrants to the Company solely to itself as follows:

4.1 Purchase for Own Account. Each Purchaser is acquiring the Notes, Warrants, Warrant Shares and the Note Securities issuable upon conversion of the Notes (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2 Experience and Sophistication. Each Purchaser hereby represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.5 Transfer Restrictions Imposed By Securities Laws. Each Purchaser understands that none of the Securities have been registered under the Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Act and other applicable securities laws or unless an exemption from such registration is available. Each Purchaser agrees not to sell or otherwise dispose of all or any part of the Securities except as permitted by law, including, without limitation, any regulations under the Act and other applicable securities laws; the Company does not have any present intention and is under no obligation to register the Securities under the Securities Act and other applicable securities laws.

4.6 Authorization. This Agreement and each of the other Loan Documents, when executed and delivered by each Purchaser, shall constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Each Purchaser has full power and authority to enter into this Agreement and each of the other Loan Documents to which such Purchaser shall be a Party.

5.	Conditions to Purchasers’ Obligations at Initial Closing

Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser at the Initial Closing is subject to the complete satisfaction by the Company (or waiver by such Purchaser), on or before the Initial Closing Date, of the following conditions:

(a) Representations, Warranties and Agreements. At the Closing, the representations and warranties of the Company contained herein shall be true and correct and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it on or prior to the Closing Date.

(b) Security Agreement. The Security Agreement attached hereto as Exhibit C (the “Security Agreement”) shall have been executed and delivered by each of the other Purchasers, the Company and the other parties thereto required to execute the Security Agreement at or prior to the Initial Closing Date.

(c) Issuance of Notes and Warrants. Each Purchaser shall have received from the Company duly executed Notes and Warrants as required by this Agreement.

(l) General. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the transactions contemplated by Loan Documents shall be reasonably satisfactory in form and substance to each Purchaser, and such Purchaser shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which such Purchaser may have reasonably requested in connection therewith.

6.	Conditions to Purchasers’ Obligations at Each Subsequent Closing

Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by it at a Subsequent Closing is subject to the complete satisfaction by the Company (or waiver by such Purchaser), on or before the date of such Subsequent Closing Date, of the following conditions:

(a) Representations, Warranties and Agreements. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of such Subsequent Closing Date and the Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it on or prior to the Subsequent Closing Date.

(b) Absence of Defaults. No Default or Event of Default shall have occurred and be continuing.

(c) Issuance of Notes and Warrants. Such Purchaser shall have received from the Company a duly executed Note and Warrant as required by this Agreement.

(e) General. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the transactions contemplated by Loan Documents shall be reasonably satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which such Purchaser may have reasonably requested in connection therewith.

7.	Conditions to Company’s Obligations

The Company’s obligation to sell and issue the Notes pursuant to this Agreement at the Initial Closing and at each Subsequent Closing (each, a “Closing”) is subject to the complete satisfaction by each Purchaser purchasing Notes at such Closing (or waiver by the Company), on or before the date of such Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties of such Purchaser contained herein shall be true and correct as of the Closing Date.

(b) Payment of Purchase Price. Such Purchaser shall have delivered to the Company, and the Company shall have received, payment in full of the purchase price relating to the Notes and Warrants being purchased by such Purchaser at the Closing.

8.	Affirmative Covenants

Until such time as all Obligations have been paid in full, the Company shall do all of the following:

(a) Government Compliance. The Company shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to constitute a Material Adverse Effect. The Company shall comply in all material respects with all laws, ordinances and regulations to which it is subject.

(b) Financial Information; Reports and Inspection. The Company shall:

(i) deliver to the Purchasers such financial information as may be reasonably requested by the Purchasers from time to time, which may include, but not be limited to, quarterly financial statements; and

(ii) deliver promptly (and in no event later than 5 business days after the occurrence thereof) notice of any Default or Event of Default.

(c) Taxes. The Company shall make timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which the Company is contesting in good faith, with adequate reserves maintained in accordance with U.S. generally accepted accounting principles) and will deliver to the Purchasers, on demand, appropriate certificates attesting to such payments.

(d) Insurance. The Company will maintain insurance consistent with past practice.

(e) Use of Proceeds. The Purchasers acknowledge and agree that the Company will use the proceeds of loans made by the Purchasers hereunder for additional operating capital for the Company or Zoo Games.

9.	Negative Covenants

Until such time as all Obligations shall have been paid in full, the Company shall not do any of the following, without the prior written consent of the holders of Notes representing at least seventy-five percent (75%) of the aggregate principal amount then outstanding under the Notes:

(a) Indebtedness. The Company will not create, incur, assume or suffer to exist any (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) Indebtedness, except for:

(i) Indebtedness owed to the Purchasers, including, without limitation, the Indebtedness represented by the Notes;

(ii) Indebtedness of the Company for taxes, assessments and governmental charges or levies not yet due and payable;

(iii) unsecured current liabilities of the Company (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

(iv)  $750,000 of Indebtedness to Trinad Management, LLC in connection with the termination of that certain Management Agreement between the Company and Trinad Management, LLC, which Indebtedness will be on the same terms and pari passu with the Indebtedness to the Purchasers under the Loan Documents;

(v) Indebtedness represented by the senior secured convertible notes issued to the purchasers in the First Financing; and

(vi) Indebtedness existing within Zoo Games or any of its subsidiaries or assumed by the Company, by virtue of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, DFTW Merger Sub, Inc., Zoo Games and Mark Seremet as the successor Representative, dated as of July 7, 2008, as amended (the “Zoo Games Merger”).

(b) Liens. The Company will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any Liens upon or with respect to any of its property or assets, now owned or hereafter acquired, except for: (i) the lien of Trinad Management, LLC (which lien will be pari passu with the lien of the Purchasers); (ii) any existing liens of Zoo Games or any of its subsidiaries as of the closing of the Zoo Games Merger; (iii) the liens created in connection with the issuance of the Company’s senior secured convertible notes in the First Financing (which liens will be pari passu with the lien of the Purchasers); and (iv) as permitted by Section 4(f) of the Security Agreement.

(c) Guaranties. The Company will not guarantee, endorse or otherwise become directly or contingently liable for (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable for) in connection with any Indebtedness of any other Person, except guaranties by endorsement for deposit or collection in the ordinary course of business.

(d) Dividends; Distributions; Redemptions. The Company will not make any distributions to its stockholders, pay any dividends or distributions or redeem, purchase, or otherwise acquire directly or indirectly any of its equity interests; provided, the foregoing not apply to (i) distributions, dividends or like transactions, paid in equity of the Company, or (ii) repurchases, redemptions, or similar acquisitions of shares of the Company’s common stock issued to or held by employees, officers, directors or other service providers pursuant to agreements providing for such repurchase at the original purchase price, at a purchase price not exceeding the fair market value of such common stock, or in connection with the exercise of a contractual right of first refusal entitling the Company to purchase the shares upon the terms offered by a third party.

(e) Loans and Advances. Except for the loan to Zoo Games as contemplated by Section 8(e) above, in connection with any Investor Sale (as defined in the Note) or the $750,000 Indebtedness to Trinad Management, LLC, the Company will not make any loans or advances to any Person, including, without limitation, the Company's directors, officers and employees, except advances to directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties consistent with past practice.

(f) Investments. Except in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, DFTW Merger Sub, Inc., Zoo Games and Mark Seremet as the successor Representative, dated as of July 7, 2008, as amended, or in connection with any Investor Sale, the Company will not invest in, hold or purchase any stock or securities of any Person except: (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof; (ii) other investment grade debt securities; and (iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this Section 9(f).

(g) No Margin Stock. No proceeds of any loan to the Company shall be used directly or indirectly to purchase or carry any margin security or margin stock, as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 CFR parts 221 and 224.

10.	Certain Definitions

In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company; any officer or director of the Company; any Person owning of record or beneficially, directly or indirectly, 5% or more of the capital stock of the Company; and any member of the immediate family of any of the foregoing. “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

“Contingent Obligation” means, as applied to the Company, any direct or indirect liability, contingent or otherwise, of that the Company with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that the Company, or in respect of which that the Company is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that the Company; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such the Company against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.

“Default” means any event or circumstance which, with the passage of time or the giving of notice or both, would become an Event of Default.

“Event of Default” has the meaning ascribed to such term in the Notes.

“GAAP” shall mean U.S. generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (other than trade and other payables incurred in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature upon or with respect to any of the property, assets or rights of the Company, now owned or hereafter acquired, except:

(i) Liens for taxes, assessments or governmental charges or levies on property of the Company if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained;

(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made and are maintained;

(iii)  pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation; and

(iv) Liens created pursuant to the Loan Documents.

“Loan Documents” shall mean this Agreement and all other agreements and documents contemplated hereby, including, without limitation, the Notes, the Warrants, the Security Agreement, and the UCC-1 Financing Statements executed and filed in connection therewith.

“Obligations” means and includes all principal, interest, costs and expenses and other amounts the Company owes any Purchaser now or later under the Loan Documents, and including without limitation, interest accruing on the Notes after any bankruptcy, insolvency or similar proceeding or action begins.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.

11.	Miscellaneous

(a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at Driftwood Ventures, Inc., 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067, and to Purchasers at the address(es) set forth on the Schedule of Purchasers attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

(f) Modification; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, with the written consent of the Company and the holders of Notes representing at least seventy-five percent (75%) of the aggregate principal amount then outstanding under the Notes; provided, that this Agreement may not be amended or modified and no provision hereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of any holder of a Note vis-à-vis all other holders of the Notes without the consent of such holder.

(g) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

(h) Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein or therein.

(i) Survival. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive (i) the execution and delivery hereof, (ii) any investigations made by or on behalf of the parties and (iii) the Closing, and shall remain in full force and effect thereafter.

(j) Indemnification. The Company hereby agrees to indemnify, exonerate and hold harmless each Purchaser, its stockholders, officers, directors, employees and agents and its general and limited partners and their stockholders, officers, directors, employees and agents, and their respective successors, predecessors and permitted assigns (each a “Purchaser Indemnitee”) from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (“Damages”), incurred by any of the Purchaser Indemnitees as a result of or relating to (i) any transaction entered into by the Company with third parties which are financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Notes; (ii) the performance by or enforcement against the Company of the Loan Documents or any other agreement contemplated hereby or thereby (including, without limitation, any failure by the Company to comply with any of its covenants) and (iii) the Company’s breach of any representation, warranty or covenant of the Company in any of the Loan Documents, or any agreement, instrument, certificate or document delivered by the Company pursuant hereto or thereto.

(k) Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

DRIFTWOOD VENTURES, INC.

By:	/s/ Charles Bentz
Name: Title:	Charles Bentz Chief Financial Officer

[Additional Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

PURCHASERS:

SANDOR CAPITAL MASTER FUND LP

By:	/s/ John S. Lemak
Name: John S. Lemak
Title: Manager

TRINAD CAPITAL MASTER FUND, LTD.

By:	/s/ Jay Wolf
Name: Jay Wolf
Title: Managing Director of Trinad Management, LLC, its Manager

BACK BAY LLC

By:	/s/ Howard Smuckler
Name: Howard Smuckler
Title: CFO of Roxbury LLC, its Manager

/s/ John S. Lemak
John S. Lemak

[Additional Signature Page Follows]

Counterpart Signature Page
to
Note Purchase Agreement

By execution and delivery of this Counterpart Signature Page, the undersigned does hereby become a party to that certain Note Purchase Agreement by and among Driftwood Ventures, Inc., a Delaware corporation (the “Company”), and the Purchasers (as defined therein) dated as of September 26, 2008 (the “Note Purchase Agreement”), as a Purchaser, and is entitled to all of the benefits under and is subject to all of the obligations, restrictions and limitations set forth in the Note Purchase Agreement that are applicable to the Purchasers. This Counterpart Signature Page shall take effect and shall become a part of said Note Purchase Agreement immediately upon execution.

PURCHASER:

By:
Name: Title:

[Additional Signature Page Follows]

SCHEDULES AND EXHIBITS

Schedule of Purchasers

Exhibit A:	Form of Senior Secured Convertible Promissory Note

Exhibit B:	Form of Warrant

Exhibit C:	Form of Security Agreement

SCHEDULE OF PURCHASERS

Name and Address	Total Loan Amount		Warrants
Sandor Capital Master Fund LP c/o John S. Lemak 2828 Routh St. Suite 500 Dallas, TX 75201		$300,000	272,727
Trinad Capital Master Fund, Ltd. 2121 Avenue of the Stars Suite 1650 Los Angeles, CA 90067		$500,000	454,545
Back Bay LLC c/o Roxbury LLC 6355 Topanga Canyon Boulevard Suite 335 Woodland Hills, CA 61367		$500,000	454,545
John S. Lemak 2828 Routh St. Suite 500 Dallas, TX 75201		$100,000	90,909
TOTAL	$	________	__________